Exhibit 99.1

GEN Restaurant Group Announces First Quarter 2026 Financial Results

CERRITOS, CA, May 14, 2026 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial and Recent Operational Highlights

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Revenue totaled $53.9 million for the first quarter of 2026, which is a decrease of 6.0% quarter-over-quarter compared to the first quarter of 2025.
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Net loss before income taxes for the first quarter of 2026 was $7.5 million, which equated to ($0.22) per diluted share of Class A common stock.
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Loss from operations was $7.2 million, or (13.4)% of total revenue for the first quarter of 2026. Loss from operations was (3.8)% of total revenue for the first quarter of 2025.
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Restaurant-level adjusted EBITDA(1) was $4.0 million, or 7.4% of revenue, for the first quarter of 2026.
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Opened two new locations in the first quarter of 2026, expanding total store count to 59 locations across eleven states and South Korea.
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The Company is expanding the Consumer-Packaged-Goods (“CPG”) division which will have growth in the GEN brand through grocery store retailers with gift cards, and BBQ meats at over 1,100 grocery stores; projecting over 2,000 grocery locations by the end of 2026, and as many as 7,000 to 8,000 locations by the end of 2027.
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Cash and cash equivalents at March 31, 2026 were $4.4 million.

(1) Adjusted EBITDA, restaurant-level adjusted EBITDA, restaurant-level adjusted EBITDA margin, and adjusted net (loss) income are non-GAAP measures. For reconciliations of adjusted EBITDA, restaurant-level adjusted EBITDA, restaurant-level adjusted EBITDA margin, and adjusted net (loss) income to the most directly comparable GAAP measure, see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“The first quarter continued to be a challenging environment for the restaurant industry, with rising fuel prices further pressuring discretionary spending, particularly in California where roughly 45% of our U.S. stores operate. Same store sales declined 8.8%, an improvement from the 11.7% decline in Q4 2025. During the quarter we entered a joint venture with Chubby Cattle International on five locations, which eliminates future liability and is expected to improve profitability at those stores starting in the second and third quarters of 2026. We have also slowed 2026 restaurant development to 5 to 7 openings and suspended construction on six additional stores to preserve capital and strengthen the balance sheet.

The momentum in our CPG business is the more important story this quarter. Since launching in October 2025, customer response has materially exceeded our expectations. We now have 56 SKUs across frozen meats, jerky, frozen meals, snacks, sauces, ready-to-drink beverages, and our GENJU Soju line, with current placement at Safeway, Stater Bros., and BevMo. Recent wins include a 150-store Albertsons regional test launching at the end of May, a multi-region Costco roadshow across Oregon, Washington, Alaska, and Texas, and our first direct Costco purchase order across approximately 40 warehouses in Southern California and Hawaii, issued without a preceding roadshow. Deploying our trained restaurant staff to run in-store demos has meaningfully lifted sell-through versus typical third-party programs.

We are confident in a run rate of over 2,000 supermarket locations by year-end 2026, scaling to 7,000 to 8,000 locations by year-end 2027. We continue to believe the CPG division can reach a run rate of over $100 million in annual revenue within three years, with projected EBITDA margins in the high teens after slotting and promotional investment. Combined with a disciplined restaurant operating model and the broader tailwind of Korean food entering the mainstream, we believe GEN is well positioned to create meaningful shareholder value as we scale the K-Food ecosystem,” said David Kim, Chairman and CEO of GEN.

First Quarter 2026 Financial Results

Total revenue decreased 6.0% to $53.9 million in the first quarter of 2026 compared to $57.4 million in the first quarter of 2025, resulting from an 8.8% decrease in same store sales, partially offset by the revenue of having 59 restaurants open in the three months ended March 31, 2026 compared to 49 restaurants open in the three months ended March 31, 2025.

Total restaurant operating expenses increased by 7.9% as a percentage of revenue in 2026 compared to the first quarter of 2025.

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Cost of goods sold increased by approximately $1.2 million in the first quarter of 2026 compared to the first quarter of 2025. Cost of goods sold as a percentage of revenue increased by 440 basis points to 38.0% in the first quarter of 2026 due to commodity inflation.
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Payroll and benefits decreased by $911 thousand, compared to the first quarter of 2025. Payroll and benefits as a percentage of revenue increased by 33 basis points to 32.1% in the first quarter of 2026.
•
Occupancy costs increased 184 basis points compared to the first quarter of 2025, primarily due to new restaurant openings and the decrease in same store sales. Occupancy costs as a percentage of revenue decreased 45 basis points compared to the fourth quarter of 2025.
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Other operating costs as a percentage of revenue increased 169 basis points compared to the first quarter of 2025 and decreased 38 basis points compared to the fourth quarter of 2025.
•
Depreciation and amortization as a percentage of revenue increased 86 basis points compared to the first quarter of 2025 due to new restaurant openings and a decrease in same store sales.
•
Restaurant pre-opening expenses decreased to $1.7 million for the first quarter of 2026 from $2.6 million in the first quarter of 2025 as we have fewer stores either opened or in the pipeline at the end of 2025.

Loss from operations was $7.2 million for the first quarter of 2026, or (13.4)% of revenue, compared to loss from operations of $2.1 million for the first quarter of 2025, or (3.8)% of revenue. Restaurant-level adjusted EBITDA was $4.0 million, or 7.4% of revenue for the first quarter of 2026, a decrease from $9.0 million or 15.6% of revenue for the first quarter of 2025.

General and administrative expenses totaled $6.9 million, or 12.8% of revenue, for the first quarter of 2026 and $6.4 million, or 11.1% of revenue, for the first quarter of 2025.

Net loss was $7.2 million, which equates to $(0.22) per basic and diluted share of Class A common stock for the first quarter of 2026, compared to net loss of $2.0 million, which equates to $(0.06) per diluted share of Class A common stock in the first quarter of 2025.

Adjusted EBITDA was $(3.2) million for the first quarter of 2026, compared to $1.2 million in the prior year period, primarily due to the $7.2 million net loss in the first quarter of 2026.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, and non-cash lease expense. Non-cash items such as charges for impairment and asset disposals are not included in the restaurant-level adjusted EBITDA. Restaurant-level adjusted EBITDA margin is the calculation of restaurant-level adjusted EBITDA divided by revenue. Management believes that restaurant-level adjusted EBITDA and restaurant-level adjusted EBITDA margin are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before interest (expense) income, net, income taxes, depreciation and amortization, stock-based compensation, litigation accruals, non-cash lease expenses and non-cash lease expense included in pre-opening costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted Net (Loss) Income represents net (loss) income, adjusted for pre-opening costs, non-cash stock-based compensation, legal settlements and the related tax impact of the adjustments. Adjusted net (loss) income per share is defined as adjusted net (loss) income divided by the weighted-average number of shares of Class A common stock outstanding for the applicable period. Management believes that adjusted net (loss) income and adjusted net (loss) income per share are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter 2026 ended March 31, 2026.

Chairman and Chief Executive Officer David Kim and Chief Financial Officer Tom Croal will host the conference call, followed by a question-and-answer session.

Date: Thursday, May 14, 2026

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-800-717-1738

International dial-in number: 1-646-307-1865

Conference ID: 97530

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please call 1-888-562-0262, press 1, prompt 1.

The conference call will be broadcast live via webcast here and available for replay via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern Time on the same day through Thursday, May 28, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1192386

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown to over 59 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, GenKoreanBBQ.com and follow the brand on Facebook and Instragram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, including expectations relating to the Company’s CPG division and the number of locations in which such products will be carried, any statements regarding the amount or timing of future revenue or revenue growth, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Investor Relations Contact:

Thomas V. Croal

562-356-9929

investor@genbbqoffice.com

GEN RESTAURANT GROUP, INC.

Condensed Consolidated Statements of Comprehensive Loss

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
	(unaudited)
Revenue	$53,897	$57,337
Restaurant operating expenses:
Food cost	20,503	19,262
Payroll and benefits	17,278	18,189
Occupancy expenses	5,779	5,091
Operating expenses	6,483	5,926
Depreciation and amortization	2,336	1,993
Pre-opening costs	1,781	2,648
Total restaurant operating expenses	54,160	53,109
General and administrative	6,897	6,370
Depreciation and amortization - corporate	48	34
Total costs and expenses	61,105	59,513
(Loss) income from operations	(7,208)	(2,176)
Other loss	(6)	—
Loss on foreign currency	(12)	—
Interest income (expense), net	(226)	60
Net loss before income taxes	(7,452)	(2,116)
Benefit for income taxes	(253)	(152)
Net loss	(7,199)	(1,964)
Less: Net loss attributable to non-controlling interest	(6,033)	(1,663)
Net loss attributable to GEN Restaurant Group, Inc.	(1,166)	(301)

Net loss attributable to Class A common stock per share - basic and diluted	(1,166)	(301)

Weighted-average shares of Class A common stock outstanding - basic and diluted	5,332	5,013

Net loss per share of Class A common stock -basic and diluted	$(0.22)	$(0.06)

GEN RESTAURANT GROUP, INC.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages)

	March 31, 2026	December 31, 2025

Selected Balance Sheet Data:
Cash and cash equivalents	$4,435	$2,824
Total assets	$259,079	$259,856
Total liabilities	$237,672	$231,850
Total Stockholders' equity	$19,907	$26,506

	Three Months Ended March 31,
	2026	2025
Selected Operating Data
Restaurants at end of period	59	49
Comparable restaurant sales performance	(8.8)%	(0.7)%
Net loss	$(7,199)	$(1,964)
Net loss margin	(13.4)%	(3.4)%

Adjusted EBITDA	$(3,160)	$1,249
Adjusted EBITDA margin	-5.9%	2.2%

Loss from operations	$(7,208)	$(2,176)
Loss from operations margin	(13.4)%	(3.8)%

Restaurant level Adjusted EBITDA	3,993	8,959
Restaurant level Adjusted EBITDA margin	7.4%	15.6%

GEN RESTAURANT GROUP, INC.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2026	2025

EBITDA:
Net loss	$(7,199)	$(1,964)
Net loss margin	(13.4)%	(3.4)%
Interest (income) expense, net	226	(60)
Benefit for income taxes	(253)	(152)
Depreciation and amortization	2,384	2,027
EBITDA	$(4,842)	$(149)
EBITDA Margin	(9.0)%	(0.3)%

Adjustments to EBITDA:
EBITDA	$(4,842)	$(149)
Stock-based compensation expense (1)	734	734
Litigation accrual (2)	6	-
Non-cash lease expense (3)	140	90
Non-cash lease expense included in pre-opening costs (4)	802	574
Adjusted EBITDA	$(3,160)	$1,249
Adjusted EBITDA Margin	(5.9)%	2.2%

Reconciliation of Loss Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2026	2025

Loss from Operations	$(7,208)	$(2,176)
Loss Margin from Operations	(13.4)%	(3.8)%
Depreciation and amortization	2,384	2,027
Pre-opening costs	1,781	2,648
General and administrative	6,897	6,370
Non-cash lease expense	140	90
Restaurant-Level Adjusted EBITDA	$3,994	$8,959
Restaurant-Level Adjusted EBITDA Margin	7.4%	15.6%

(1) Stock-based compensation expense: During all periods presented, we incurred expenses related to the granting of restricted stock units to employees. This was recorded in General and administrative expenses.

(2) Litigation accrual: This is an accrual in 2026 related to a specific litigation claim.

(3) Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent paid.

(4) Non-cash lease expense related to pre-opening costs: Costs for restaurants in development in which the lease expense is greater than the contractual rent.

Reconciliation of Net Loss to Adjusted Net (Loss) Income and Adjusted Net (Loss) Income Per Share

(in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025

Net loss	$(7,199)	$(1,964)
Pre-opening costs	1,781	2,648
Stock-based compensation	734	734
Legal settlement	6	—
Tax impact of adjustments	(119)	(155)
Benefit (provision) for income taxes	253	152
Adjusted Net (loss) income	(4,544)	1,415
Less: Adjusted net (loss) income attributable to non-controlling interest	(3,808)	1,225
Adjusted net (loss) income attributable to GEN Restaurant Group, Inc.	(736)	190

Adjusted Net (loss) income attributable to Class A common stock - basic and diluted	$(736)	$190

Weighted-average shares of Class A common stock outstanding - basic and diluted	5,332	5,013

Adjusted Net (loss) income per share of Class A common stock - basic and diluted	$(0.14)	$0.04